Exhibit (8)(ff)(iii)

                                  `Amendment to
                             Participation Agreement
                                     Between
                         Northern Lights Variable Trust
                                       And
                    Jefferson National Life Insurance Company

         For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the July 1, 2007 Participation Agreement between Northern Lights Variable Trust and Jefferson National Life Insurance Company as amended September 22, 2010, as follows:

Schedule B thereto is hereby modified in its entirety to read as set forth in Schedule B attached hereto.

All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of March 24, 2011.

Northern Lights Variable Trust

By:_____________________________________________

Name:___________________________________________

Title:__________________________________________


Jefferson National Life Insurance Company

By:_____________________________________________

Name:___________________________________________

Title:__________________________________________

                                   SCHEDULE B

                            Participating Portfolios

                          Changing Parameters Portfolio
                          Adaptive Allocation Portfolio
                        Chariot Absolute Return Portfolio
           TOPS(TM) Capital Preservation ETF Portfolio (Class 1 and 2)
                 TOPS(TM) Balanced ETF Portfolio (Class 1 and 2)
             TOPS(TM) Moderate Growth ETF Portfolio (Class 1 and 2)
                  TOPS(TM) Growth ETF Portfolio (Class 1 and 2)
            TOPS(TM) Aggressive Growth ETF Portfolio (Class 1 and 2)
       TOPS(TM) Protected Balanced ETF Portfolio (Class 1 and 2)*
        TOPS(TM) Protected Moderate Growth ETF Portfolio (Class 1 and 2)*
             TOPS(TM) Protected Growth ETF Portfolio (Class 1 and 2)
                    Gold Bullion Tracking Portfolio (Class 2)




This schedule was amended on September 22, 2010 to add Adaptive Allocation Portfolio and Chariot Absolute Return Portfolio.

This schedule was amended on March 24, 2011 to add the following portfolios:

TOPS(TM) Capital Preservation ETF Portfolio, TOPS(TM) Balanced ETF Portfolio, TOPS(TM) Moderate Growth ETF Portfolio, TOPS(TM) Growth ETF Portfolio, TOPS(TM) Aggressive Growth ETF Portfolio, TOPS(TM) Protected Balanced ETF Portfolio, TOPS(TM) Protected Moderate Growth ETF Portfolio, TOPS(TM) Protected Growth ETF Portfolio and Gold Bullion Tracking Portfolio

* The funds noted will be added post May, 2011 upon mutual agreement of the parties involved.